                                 SCHEDULE 14A
                                 (Rule 14-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



Filed by the Registrant:       [X]
Filed by a Party other than the Registrant:
Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          CARRIER ACCESS CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee
(Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
                                                                         -------
     (2)  Aggregate number of securities to which transaction applies:
                                                                      ----------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                    ------------
     (4)  Proposed maximum aggregate value of transaction:
                                                          ----------------------
     (5)  Total fee paid:
                         -------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------

                           CARRIER ACCESS CORPORATION
                               5395 PEARL PARKWAY
                            BOULDER, COLORADO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999

                               ----------------

To the Stockholders of Carrier Access Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Carrier Access Corporation, a Delaware corporation (the "Company"), will be held on May 27, 1999 at 11:00 a.m., M.D.T., at The Golden Hotel, 800 11th Street, Golden, Colorado 80401, for the following purposes:

  1. To elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
  2. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.
  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

   Only holders of record of the Company's common stock at the close of business on May 3, 1999, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order Of The Board Of Directors
                                          of Carrier Access Corporation

                                          /s/ Nancy Pierce

                                          Nancy Pierce
                                          Secretary

Boulder, Colorado
May 5, 1999

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN,
                 DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY
                     AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                           CARRIER ACCESS CORPORATION

                               ----------------

                                PROXY STATEMENT

                                      FOR

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------



   This Proxy Statement is being furnished to the holders of common stock, par value $.001 per share (the "Common Stock"), of Carrier Access Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of the Company's Stockholders (the "Annual Meeting") to be held on May 27, 1999 at 11:00 a.m., M.D.T., and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Golden Hotel, 800 11th Street, Golden, Colorado 80401. The telephone number at The Golden Hotel is (303) 279-9353. The Company's headquarters are located at 5395 Pearl Parkway, Boulder, Colorado 80301, and the telephone number at that location is (303) 442-5455.

   This Proxy Statement and the accompanying form of proxy are first being mailed on or about May 5, 1999, together with the Company's 1998 Annual Report to Stockholders, to all holders of Common Stock entitled to vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING; RECORD DATE

   Only holders of record of the Company's Common Stock at the close of business on May 3, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 23,856,954 shares of the Company's Common Stock outstanding and entitled to be voted at the Annual Meeting. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Share Ownership by Principal Stockholders and Management."

SOLICITATION AND REVOCATION

   Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies for the Board. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees listed below under Proposal One, "FOR" the ratification of the appointment of KPMG LLP under Proposal Two and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgement. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by delivering another proxy bearing a later date. Attendance by stockholder at the Meeting does not alone serve to revoke his or her proxy.

Quorum; Required Vote; Abstentions and Non-Votes

   The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the votes duly cast is required for the election of directors and to ratify the appointment of auditors. Stockholders do not have the right to cumulate their votes in the election of directors.

   Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be "votes cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proxies

   All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or
(ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado 80301, Attention: Secretary.

Expenses of Solicitation

   All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

   Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 2000 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than January 6, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

   Roger L. Koenig. (Age 45) Mr. Koenig has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in September 1992. Prior to co-founding the Company, Mr. Koenig served as the President and Chief Executive Officer of Koenig Communications, an equipment systems integration and consulting firm. Prior to founding Koenig Communications, Mr. Koenig held a number of positions with IBM/ROLM Europe, a telecommunications equipment manufacturer, including Engineering Section Manager for Europe. Mr. Koenig received a B.S. in Electrical Engineering from Michigan State University and an M.S. in Engineering Management from Stanford University.

   Nancy Pierce. (Age 41) Ms. Pierce has served as Vice President-Finance and Administration, Chief Financial Officer, Treasurer, Secretary and Director of the Company since its inception in September 1992. Prior to co-founding the Company, Ms. Pierce served as the Controller of Koenig Communications, an equipment systems integration and consulting firm. Prior to joining Koenig Communications, Ms. Pierce was a systems analyst at IBM Corporation and an internal auditor at ROLM Corporation. Ms. Pierce received a B.S. in Communication Disorders from Colorado State University and an M.B.A. from California State University, Chico.

   John Barnett (Age 58) Mr. Barnett has served as a Director of the Company since December 1998. Mr. Barnett is currently President of the Wholesale Services division of MCI WorldCom, Inc. (February 1997-Present) and was President of WorldCom International from June 1996 through February 1997. From January 1995 until June 1996, Mr. Barnett served as Senior Vice President of Sales and Marketing of Williams Communications Company. From July 1993 until January 1995, Mr. Barnett served as President of WilTel International, a division of WilTel Network Services. WilTel Network Services is a predecessor of WorldCom, Inc. Mr. Barnett has also served as a Director of America's Carriers Telecommunication Association (ACTA), the Multimedia Telecommunications Association as well as several privately held corporations. Mr. Barnett received a B.A. in Political Science from Tulane University.

   Douglas Carlisle. (Age 42) Mr. Carlisle has served as a Director of the Company since September 1997. Mr. Carlisle has been a General Partner of Menlo Ventures since September 1984. Mr. Carlisle has served as a director of numerous public and private companies over the past 15 years. Mr. Carlisle received a B.S.E.E. in Electrical Engineering from the University of California, Berkeley and a J.D. and an M.B.A. from Stanford University.

   Joseph Graziano. (Age 54) Mr. Graziano has served as a Director of the Company since July 1996. Mr. Graziano served as Executive Vice President, Chief Financial Officer of Apple Computer, Inc. during the period from June 1989 through December 1995. Mr. Graziano also served as a Director at Apple Computer from June 1993 through October 1995. Mr. Graziano also serves as a Director of IntelliCorp., Inc., an enterprise software company, Pixar Animation Studios and CIDCO, a developer of advanced telephony products, and several private companies in the software and telecommunications industries. Mr. Graziano received a B.S.B.A. in Business Administration from Merrimack College. Mr. Graziano is also a Certified Public Accountant.

   Ryal Poppa. (Age 65) Mr. Poppa has served as a Director of the Company since May 1996. Mr. Poppa has been a private investor since June 1996. Mr. Poppa was the Chairman of the Board of Directors, President and Chief Executive Officer of Storage Technology Corporation, a data storage company, from January 1985 to May 1996. Mr. Poppa also currently serves as a Director of Metrocall, a paging company, and Redcape Policy Software, Inc., an enterprise software company. Mr. Poppa received a B.A. in Business Administration from Claremont McKenna College.

Board Meetings and Committees

   During 1998, the Board of Directors held seven meetings (including regularly scheduled and special meetings), and no incumbent directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees, if any, of which he or she was a member. Certain matters approved by the Board of Directors were approved by unanimous written consent.

   The Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee. The Company has no nominating committee or committee performing a similar function. The Audit Committee and the Compensation Committee currently consist of Messrs. Graziano and Poppa.

   Audit Committee. The Audit Committee reviews and supervises the Company's financial controls, including selecting the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board of Directors.

   Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock plans and performs such other duties as may from time to time be determined by the Board of Directors.

Director Compensation

   The Company currently does not compensate any member of the Company's Board of Directors and does not intend to pay cash compensation to non-employee directors. However, members of the Board of Directors are eligible to receive discretionary option grants and stock issuances under the 1998 Stock Incentive Plan (the "1998 Plan"). In addition, non-employee directors each receive an initial 15,000-share automatic option grant upon becoming a director. Each initial 15,000-share option grant vests in four successive equal annual installments upon the individual's completion of each year of service on the Board of Directors over the four year period measured from the option grant date. Each director also receives a 3,500-share option grant on the date of each annual meeting of stockholders pursuant to the 1998 Plan. The 3,500-share option grant vests upon the individual's completion of one year of Board service measured from the option grant date. All such option grants are granted at the fair market value on the date of grant. The 1998 Plan also permits the plan administrator to activate a director fee option grant program.

Security Ownership Of Certain Beneficial Owners and Management

   The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of April 28, 1999 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (2) each of the Company's current directors; (3) each of the officers named in the Summary Compensation Table below; and (4) all directors and executive officers of the Company as a group.

Name and Address of Beneficial       Number of Shares    Percentage of Shares
Owner (1)                          Beneficially Owned(2) Beneficially Owned(2)
------------------------------     --------------------  --------------------
Entities affiliated with Menlo           1,570,641                6.6%
 Ventures (3).....................
  3000 Sand Hill Road, Building 4,
  Suite 100
  Menlo Park, CA 94025
Roger L. Koenig (4)...............      13,921,116               58.5
Nancy Pierce (5)..................      13,921,116               58.5
KELD, LLC (6).....................      10,500,000               44.1
Shrichand B. Dodani (7)...........         213,724                *
J. Randy Shipley (8)..............         202,000                *
John W. Stahura (9)...............         102,500                *
John Barnett, Jr. (10)............          37,300                *
Douglas Carlisle (3)..............       1,570,641                6.6
Joseph Graziano (11)..............         187,540                *
Ryal Poppa (12)...................         223,924                *
All directors and executive
 officers as a group (13).........      16,458,745               67.8

--------
*Less than 1%
(1) Except as otherwise noted, the address of each person listed on the table is c/o Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado 80301.
(2) Number and percentage of shares beneficially owned is based on 23,845,279 shares outstanding as of April 28, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 28, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of such person or entity holding such securities but are not outstanding for the purpose of computing the percentage of any other person or entity. Except as indicated by footnotes to the table, and subject to the applicable community property laws, based on information provided by the persons shown in the table, such persons have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3) Represents 1,503,006 shares held of record by Menlo Ventures VII, L.P. and 67,635 shares held of record by Menlo Entrepreneurs Fund VII, L.P. (collectively, the "Menlo Partnerships"). Mr. Carlisle, a director of the Company, is a managing member of MV Management VII, LLC, the General Partner of each of the Menlo Partnerships, and has shared voting and investment power with respect to the shares held by the Menlo Partnerships. However, Mr. Carlisle disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein as a result of his indirect general partnership interest in each of the Menlo Partnerships.
(4) Represents 1,711,558 shares held by Mr. Koenig, 1,709,558 shares held by Ms. Pierce and 10,500,000 shares held by KELD, LLC. Mr. Koenig is a managing member of KELD, LLC and has shared voting and investment power over the shares held by KELD, LLC.
(5) Represents 1,709,558 shares held by Ms. Pierce, 1,711,558 shares held by Mr. Koenig and 10,500,000 shares held by KELD, LLC. Ms. Pierce is a managing member of KELD, LLC. Ms. Pierce is a managing member of KELD, LLC and has shared voting and investment power over the shares held by KELD, LLC.
(6) Mr. Koenig and Ms. Pierce are managing members of KELD, LLC and have shared voting and investment power over the shares held by KELD, LLC.
(7) Includes 131,250 shares of common stock issuable upon exercise of immediately exercisable options, all of which are subject to the Company's right of repurchase.
(8) Includes 200,000 shares of common stock issuable upon exercise of immediately exercisable options, 162,500 of which are subject to the Company's right of repurchase.
(9) Includes 102,500 shares of common stock issuable upon exercise of immediately exercisable options, 93,750 of which are subject to the Company's right of repurchase.
(10) Includes 30,000 shares of common stock issuable upon exercise of immediately exercisable option, all of which are subject to the Company's right of repurchase.
(11) Includes 75,000 shares of common stock issuable upon exercise of immediately exercisable options, 37,500 of which are subject to the Company's right of repurchase.
(12) Includes 75,000 shares of common stock issuable upon exercise of immediately exercisable options, 37,500 of which are subject to the Company's right of repurchase.
(13) Includes 463,750 shares of common stock issuable upon exercise of immediately exercisable options, 417,500 of which are subject to the Company's right of repurchase. Also includes 75,000 shares issued pursuant to early option exercises which are subject to the Company's right of repurchase.

Executive Compensation

   The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year (the "Named Officers") for services rendered to the Company in all capacities during the Company's last two fiscal years.

                          Summary Compensation Table

                                                                Long-Term
                                                               Compensation
                                                           --------------------
                                              Annual
                                           Compensation           Awards
                                        ------------------ --------------------
                                                           Number of Securities
   Name and Principal Position     Year Salary($) Bonus($)  Underlying Options
   ---------------------------     ---- --------- -------- --------------------
Roger L. Koenig                    1998  163,462   50,000            --
  President, Chief Executive
   Officer and Chairman of         1997  143,269      --             --
   the Board of Directors......... 1996      --       --             --
Nancy Pierce                       1998  113,461   35,000            --
  Vice President, Finance and
   Administration, Chief           1997   94,615      --             --
   Financial Officer, Treasurer
   and Secretary.................. 1996      --       --             --
                                   1998  135,000   76,998         37,500
Shrichand B. Dodani                1997   43,538      --         187,500
  Vice President, Engineering..... 1996      --       --             --
                                   1998   93,462  119,449        175,000
J. Randy Shipley                   1997      --       --             --
  Vice President, Sales........... 1996      --       --             --
                                   1998   93,981   22,500        112,500
John Stahura                       1997      --       --             --
  Vice President, Operations...... 1996      --       --             --

--------

Option Grants in Last Fiscal Year

   The following table sets forth, as to the Named Officers, information concerning stock options granted during the year ended December 31, 1998.

                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                          Annual Rates of Stock
                                                                         Price Appreciation for
                                        Individual Grants                   Option Term($)(4)
                         ----------------------------------------------- -----------------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying  Granted to
                          Options   Employees in   Exercise
                          Granted      Fiscal      Price Per   Date of
          Name             (#)(1)    Year(%)(2)   Share($)(3) Expiration     5%          10%
          ----           ---------- ------------- ----------- ---------- ----------- -----------
Roger L. Koenig.........       --         --             --          --           --          --
Nancy Pierce............       --         --             --          --           --          --
Shrichand B. Dodani.....   37,000        2.6%       $ 11.00   6/30/2003      115,500     251,625
J. Randy Shipley........  150,000       10.6%       $  4.00   4/13/2003      168,000     366,000
                           25,000        1.8%       $16.875   10/2/2003      118,125     257,344
John Stahura............  112,500        8.0%       $  4.00    4/6/2003      141,120     274,500

--------
(1) The options in this table are nonstatutory stock options, except as otherwise provided, granted under the 1998 Stock Incentive Plan and have exercise prices equal to the fair market value on the date of grant. Certain options have five-year terms and vest over a period of 48 months at a rate of 25% on the first anniversary date from the dated grant and a rate of 6.25% per quarter thereafter until fully vested and certain options cliff vest based on performance milestones.
(2) The Company granted options to purchase 1,411,650 shares of Common Stock to employees in fiscal 1998.
(3) The options in this table may terminate before their expiration upon the termination of optionee's status as an employee or consultant or upon the optionee's disability or death.
(4) Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or "option spread" that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' five-year term at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessary agree that this method can properly determine the value of an option.

Option Exercises and Holdings

   The following table sets forth, as to the Named Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1998.

                                Number of Securities
                               Underlying Unexercised
                             Options at Fiscal Year End
                                        (#)
                            ----------------------------
                                                          Value of Unexercised
                                                         in-the-Money Options at
           Name             Exercisable(1) Unexercisable  Fiscal Year End($)(2)
           ----             -------------- ------------- -----------------------
Roger L. Koenig............        --           --                    --
Nancy Pierce...............        --           --                    --
Shrichand B. Dodani........    187,500          --              6,457,500
J. Randy Shipley...........    175,000          --              6,027,000
John Stahura...............    112,500          --              3,874,500

--------
(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1998 (the last trading day of fiscal
    1998) on the Nasdaq National Market of $34.44 minus the exercise price.


Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently comprised of two non-employee directors. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of the Company's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

  Compensation Philosophy

  When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . Establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of the Company, and the labor markets in which the Company operates,

  . Independently assesses operating results on a regular basis in light of expected Company performance, and

  . Aligns pay incentives with the long-term interests of the Company's stockholders.

  Compensation Program

   The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

   1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local and national data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

   2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals. The formula for incentive bonuses for fiscal year 1998 was based on the achievement of certain revenue growth and operating margin targets, together with the attainment of corporate goals and new product delivery dates. It is the intention of the Compensation Committee in fiscal year 2000 to continue this linkage between the achievement of specific financial targets and corporate goals, and the payment of incentive cash compensation, for officers and other executives in the Company.

    3. Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of the Company's Common Stock at the market price on the date of the grant, subject to vesting during the participant's employment with the Company. The purpose of this stock plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company's stock option plan utilizes vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.


  Chief Executive Officer Compensation

   In determining Mr Koenig's compensation for the fiscal year ended December 31, 1998, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the Denver Area, and evaluated achievement of corporate individual objectives for the fiscal year. After careful evaluation of comparible positions and assesment of the difficulty in replacing a chief executive officer in today's market, the Compensation Committee raised Mr. Koenig's base salary to more adequately reflect industry standards. Like other executive officers, Mr.Koenig was eligible to receive an incentive bonus determined on the basis of (i) the Company's revenue growth and operating margin and (ii) the achievement of specific corporate goals. Mr. Koenig received a bonus of $50,000 for fiscal year 1998. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's incentive to the Company's performance and to align individual financial interests more closely with those of stockholders.

  Other Executive Compensation

   The Company provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. The Company generally does not provide executive perquisites such as club memberships.

  Deductibility of Executive Compensation

   Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                            COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                            Ryal Poppa
                            Joseph Graziano

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during 1996, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

Compensation Committee Interlocks And Insider Participation

   The Company's Compensation Committee is currently composed of Messrs. Graziano and Poppa. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

Company Stock Price Performance

   The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Nasdaq Telecom Index. The graph assumes that $100 was invested on August 1, 1998 in the Company's Common Stock, the S&P 500 Index and the Nasdaq Telecom Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.




[TOTAL RETURN TO STOCKHOLDERS PERFORMANCE GRAPH APPEARS HERE]

  Total Return Analysis

                                                                7/31/98 12/31/98
  Carrier Access Corporation................................... $100.00 $286.98
  Nasdaq Telecommunications Index.............................. $100.00 $116.92
  S&P 500...................................................... $100.00 $110.41

   Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the year ending December 31, 1999, and has determined that it would be desirable to request that the stockholders ratify such appointment.

   KPMG LLP has audited the Company's financial statements since 1994. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Required Vote

   Although stockholder approval is not required for the appointment of KPMG LLP since the Board of Directors has the responsibility for selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of KPMG LLP, the Board of Directors will reconsider its selection.

   The Board of Directors recommends a vote "FOR" this proposal.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgement on such matters.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Boulder, Colorado
May 5, 1999

                                     PROXY
                           CARRIER ACCESS CORPORATION
                               5395 Pearl Parkway
                            Boulder, Colorado 80301
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated May 3, 1999, hereby appoints Roger L. Koenig and Nancy Pierce proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Carrier Access Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Carrier Access Corporation to be held on May 27, 1999 at The Golden Hotel, 800 llth Street, Golden, CO 80401 at 11:00 a.m., M.D.T., and any adjournment thereof. Matters 1 and 2 set forth below have been proposed by the Company.
1. ELECTION OF DIRECTORS
  [_] FOR Roger L. Koenig [_] WITHHOLD AUTHORITY to vote for Roger L. Koenig
  [_] FOR Nancy Pierce [_] WITHHOLD AUTHORITY to vote for Nancy Pierce
   [_] FOR John W. Barnett, Jr. [_] WITHHOLD AUTHORITY
to vote for John W. Barnett, Jr.
   [_] FOR Douglas C. Carlisle [_] WITHHOLD AUTHORITY
to vote for Douglas C. Carlisle
   [_] FOR Joseph A. Graziano [_] WITHHOLD AUTHORITY
to vote for Joseph A. Graziano
   [_] FOR Ryal R. Poppa [_] WITHHOLD AUTHORITY to vote for Ryal R. Poppa
2. RATIFICATION OF INDEPENDENT ACCOUNTANTS
  [_] FOR the ratification of KPMG LLP as the Company's
  [_] WITHHOLD AUTHORITY to vote for the ratification of KPMG
                                       LLP as the Company's independent
                                       accountants for the fiscal year
   independent accountants for the fiscal year ending
   December 31, 1999.                  ending December 31, 1999.
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ABOVE.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

                                          Date: __________________________, 1999

                                          ______________________________________
                                                         Signature

                                                Please sign exactly as your
                                                name appears on the
                                                certificate or certificates
                                                representing shares to be
                                                voted by this proxy, as shown
                                                on the left. Jointly owned
                                                shares will be voted as
                                                directed if one owner signs
                                                unless another owner instructs
                                                to the contrary, in which case
                                                the shares will not be voted.
                                                If signing in a representative
                                                capacity, please indicate
                                                title and authority.